OFFICE LEASE

PROPERTY:  Corporate Square

LANDLORD:  HALLWOOD REAL ESTATE INVESTORS FUND XV
           A Delaware General Partnership

TENANT:    U.S. Franchise Systems, Inc.

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SECTION                                     ITEM                          PAGE
1.     BASIC LEASE PROVISIONS.........................................    1
2.     PREMISES ......................................................    1
       2.1  Premises .................................................    1
       2.2  Tenant's Proportionate Share..............................    1
       2.3  Use Clause ...............................................    1
       2.4  Common Area ..............................................    1
3.     TERM OF LEASE..................................................    1
4.     SECURITY DEPOSIT...............................................    1
5.     RENTS..........................................................    1
       5.1  Payment...................................................    1
       5.2  Late Fees.................................................    2
       5.3  Base Rent.................................................    2
       5.4  Additional Rent...........................................    2
       5.5  Operating Expenses........................................    2
       5.6  Additional Taxes..........................................    3
6.     SERVICES.......................................................    3
7.     COMPLETION OF IMPROVEMENTS.....................................    3
8.     ACCEPTANCE.....................................................    4
9.     ASSIGNMENT OR SUBLETTING.......................................    4
10.    CONDUCT OF BUSINESS............................................    4
11.    RULES & REGULATIONS............................................    4
12.    DEFAULTS AND REMEDIES..........................................    4
       12.1  Defaults.................................................    4
       12.2  Remedies.................................................    5
13.    INSURANCE......................................................    5
       13.1  Tenant's Insurance.......................................    5
       13.2  Landlord's Insurance.....................................    5
       13.3  Insurance Policies.......................................    5
       13.4  Waiver of Subrogation....................................    5
14.    NO PERSONAL LIABILITY OF LANDLORD..............................    6
15.    HOLD HARMLESS..................................................    6
16.    ACCESS TO PREMISES.............................................    6
17.    ALTERATIONS....................................................    6
       17.1  Alterations by Landlord..................................    6
       17.2  Alterations by Tenant....................................    6
18.    REPAIRS AND MAINTENANCE........................................    6
       18.1  Landlord's Obligations...................................    6
       18.2  Tenant's Obligations.....................................    6
       18.3  Surrender................................................    7
19.    LIENS..........................................................    7
20.    DAMAGE OR DESTRUCTION..........................................    7
       20.1  Lease Termination........................................    7
       20.2  Repair or Restoration....................................    7
21.    CONDEMNATION...................................................    7
22.    FORCE MAJEURE..................................................    7
23.    LANDLORD'S LIEN:...............................................    7
24.    SUCCESSION TO LANDLORD'S INTEREST..............................    8
       24.1  Attornment...............................................    8
       24.2  Subordination............................................    8
       24.3  Estoppel Certificate.....................................    8

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25.    SURRENDER OF PREMISES..........................................    8
26.    PARKING........................................................    8
27.    HAZARDOUS SUBSTANCES...........................................    8
28.    MISCELLANEOUS..................................................    8
       28.1   Partial Invalidity......................................    8
       28.2   Successors and Assigns..................................    8
       28.3   Waiver..................................................    9
       28.4   Accord and Satisfaction.................................    9
       28.5   Attorney's Fees.........................................    9
       28.6   Time is of the Essence..................................    9
       28.7   Broker's Commission.....................................    9
       28.8   No Light, Air or View Easement..........................    9
       28.9   Entire Agreement........................................    9
       28.10  Applicable Law..........................................    9
       28.11  Notices.................................................    9
       28.12  Quiet Enjoyment.........................................    9
       28.13  Compliance with Law.....................................    9
       28.14  Superior Law............................................    9
       28.15  Guarantor...............................................    9
       28.16  Exhibits/Riders.........................................    9
       28.17  Execution of Lease......................................    9
       28.18  Confidentiality.........................................    9

EXHIBITS                            RIDERS

"A"   -   The Premises
"B"   -   The Property
"C"   -   Leasehold Improvements Agreement
"D"   -   Rules and Regulations

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                            (OFFICE LEASE AGREEMENT)

LEASE DATE:           September 25, 1995

TENANT:               U.S. Franchise Systems, Inc.

ADDRESS               (A) Notice Address: 13 Corporate Square, Suite 250
OF TENANT                                 Atlanta, Georgia 30329
(Articles
5.1, 28.11):          (B) Billing Address: 13 Corporate Square, Suite 250
                                           Atlanta, Georgia 30329

CONTACT:              Mike Leven   Telephone: (   ) ___________

LANDLORD:             Hallwood Real Estate Investors Fund XV,
                      a Delaware General Partnership

ADDRESSES OF          (A) Notice Address: 3 Corporate Square, Suite 315
LANDLORD                                  Atlanta, Georgia 30329
(Articles
5.1, 28.11):          (B) Payment Address: 3 Corporate Square, Suite 315
                                           Atlanta, Georgia 30329

CONTACT:              Hallwood Management Company  Telephone: (404)321-6644

PREMISES              Unit # 13.250
(Article 2.1):        Building 13
                      Address 13 Corporate Square, Suite 250
                      City Atlanta
                      State Georgia  Zip 30329

RENTABLE AREA
OF THE PREMISES
(Article 2.1):        approximately 8,439 square feet (the "Area")

TOTAL RENTABLE
ARE OF THE
PROPERTY              approximately N/A square feet (the "Total Rentable
(Article 2.2):        Area")

PERMITTED USE
(Article 2.3):        General Office Use

TERM OF LEASE         5 Years, 0 Months, commencing on the Lease
(Article 3):          Commencement Date and ending at 5:00 p.m. on the
                      Lease Expiration Date, subject to adjustment and earlier termination as provided in this Lease.

LEASE
COMMENCEMENT
DATE
(Article 3):          October 1, 1995

LEASE
EXPIRATION
DATE
(Article 3.1):        September 30, 2000

SECURITY DEPOSIT
(Article 4):          $11,112.47

BASE RENT
COMMENCEMENT DATE
(Article 5.3):        October 1, 1995

BASE RENT             From 10/01/95  To 09/30/96    Monthly $9,142.25
MONTHLY               From 10/01/96  To 09/30/97    Monthly $9,599.36
INSTALLMENTS          From 10/01/97  To 09/30/98    Monthly $10,079.33
(Article 5.3):        From 10/01/98  To 09/30/99    Monthly $10,583.30
                      From 10/01/99  To 09/30/2000  Monthly $11,112.47

BASE EXPENSES         Operating Expenses for calendar year N/A or
(Article 5.4):        Total Rentable Area of the Property multiplied by
                      $ N/A (per square foot expense) or $ N/A in total

BROKERS               Hallwood Management Company has acted as agent for
(Article 28.7):       Landlord in connection with this Lease, and N/A has
                      acted as agent for Tenant in connection with this Lease. Landlord shall be responsible for the payment of all brokerage commissions to be paid to Brokers in connection with this Lease.

   The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

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LANDLORD:                                 TENANT:
Hallwood Real Estate Investors Fund XV,   U.S. Franchise Systems, Inc.
a Delaware General Partnership
Hallwood Management Company, as Agent
By: /s/ Richard D. Stilovich              By: /s/ Michael A. Leven
  Name: Richard D. Stilovich                Name: Michael A. Leven
  Title: Regional Director                  Title: Chief Executive Officer

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                             OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this "Lease") is entered into this 25th day of September, 1995, by and between Hallwood Real Estate Investors Fund XV ("Landlord"), as landlord, and U.S. Franchise Systems, Inc. d/b/a N/A ("Tenant"), as tenant.

1. BASIC LEASE PROVISIONS:

   The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information"), entered into by Landlord and Tenant concurrently herewith, are incorporated herein by reference for all purposes. The descriptions and amounts set forth in the Basic Lease Information are qualified by their usage elsewhere in this Lease.

2. PREMISES:

   2.1 Premises. (a) Landlord leases to Tenant and Tenant leases from Landlord, for the term, at the rental and upon all of the conditions set forth in this Lease, the premises known by the unit number and address, and consisting of the approximate Area, as specified in the Basic Lease Information (the "Premises"). The Premises are outlined and depicted on the floor plan attached to this Lease as Exhibit "A". The Premises are located in a building (the "Building") being situated on the real property described on Exhibit "B" attached hereto (the Building, the real property, other buildings and improvements thereon, and any parking facilities or structures appurtenant thereto, are hereinafter referred to collectively as the "Property.")

       (b) Landlord shall have the right to verify the actual square footage of the Premises from time to time during the Term of this Lease and to adjust the Area of the Premises to reflect the actual square footage of the Premises as determined by measurement, provided, however, such adjustment shall not affect the Base Rent.

       (c) Landlord shall have the right at any time during the Term of this Lease, upon giving the Tenant sixty (60) days prior written notice, to provide and furnish Tenant with space elsewhere in the Building of approximately the same size and Area as the Premises and to remove and place Tenant in such new space. Any such substitution is affected for the purpose of accommodating a tenant that will occupy all or a substantial portion of the Area in which the Premises are located, and, if Tenant is occupying the Premises at the time of any such substitution, Landlord shall pay the expense of moving Tenant, Tenant's property and equipment to the new premises, and shall at Landlord's sole cost, improve the new premises with improvements substantially similar to those located in the Premises. Should Tenant refuse to move to such new space at the end of said sixty (60) day period, Landlord shall have the right to cancel and terminate this Lease effective immediately without further notice to Tenant. In the event Tenant moves to said new space, this Lease and all of the terms, covenants, and provisions hereof, shall remain in full force and effect and be deemed applicable to such new space.

   2.2 Tenant's Proportionate Share. Tenant's share of the Total Rentable Area of the Property shall be the percentage ("Tenant's Proportionate Share") equal to a fraction, the numerator of which shall be the Rentable Area of the Premises and the denominator of which shall be the Total Rentable Area of the Property. Tenant's Proportionate Share may be adjusted from time to time as the Rentable Area of the Premises or the Total Rentable Area of the Property changes, for whatever reason.

   2.3 Use Clause. Tenant is permitted to use the Premises for the purpose specified in the Basic Lease Information, and for no other purpose whatsoever (the "Use"). Tenant shall obtain, at Tenant's own expense, all necessary governmental licenses and permits, inclusive of any impact or use fees imposed by said governmental bodies, for such Use. Tenant shall not conduct any secondhand, auction, distress, fire, bankruptcy or going-out-of-business sales.

   2.4 Common Area. As long as this Lease remains in effect and Tenant is not in default hereunder, Tenant shall have the nonexclusive right, in common with Landlord, other tenants, subtenants, employees and invitees, to use the

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common area of the Property (the "Common Area"), which includes, without limitation, the following: walkways, patios, landscaped areas and parks, sidewalks, service corridors, lobbies, recreational facilities, restrooms, stairways, elevators, plazas, malls, throughways, parking areas and roadways; provided, however, that Landlord shall have the right at any time to exclude from the Common Area such areas as Landlord may determine so long as access to the Premises is not unreasonably denied.

3. TERM OF LEASE:

   The Term of this Lease, the Lease Commencement Date and the Lease Expiration Date shall be as set forth in the Basic Lease Information, unless sooner terminated pursuant to any provision of this Lease.

4. SECURITY DEPOSIT:

   Tenant shall deposit with Landlord upon execution of this Lease the amount specified in the Basic Lease Information as the Security Deposit to be held by Landlord as security for Tenant's faithful performance of Tenant's duties and obligations under this Lease. In the event Landlord invests the Security Deposit to earn interest thereon, Tenant shall not be entitled to such interest on the Security Deposit. If Tenant fails to pay rent or other charges due under this Lease, or otherwise defaults with respect to the provisions of this Lease, Landlord may, without notice to Tenant, apply or retain all or any portion of the Security Deposit for the payment of rent or other charges in default or for the payment of any sum to which Landlord may become obligated by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within five
(5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full amount. The Security Deposit shall be returned to Tenant within sixty (60) days following the expiration of the Term of this Lease, provided Tenant has fully performed all of its duties and obligations under this Lease.

5. RENTS:

   5.1 Payment. (a) All rents are payable in advance, without prior demand or any right of offset or deduction, in monthly installments on the first day of each calendar month of the Term of this Lease. Tenant promises and agrees to pay all rents to Landlord in lawful money of the United States of America at the address stated in the Basic Lease Information for payment or to such other persons or at such other places as Landlord may designate in writing.

       (b) If the Lease Commencement Date occurs on a day other than the first day of a calendar month, then all rents except Base Rent shall be prorated for the balance of that month based upon the actual number of days this Lease is in effect during said calendar month. The term "Lease Year", as used in this Lease, refers to each successive twelve-month period beginning with the Lease Commencement Date, as it may be adjusted pursuant to Article 7 of this Lease. Notwithstanding anything to the contrary contained in this

   Lease, after the Lease Expiration Date, Landlord shall have the right to reconcile all rents billed, paid and/or owed by Tenant during the Term of this Lease, and thereafter submit a final billing to Tenant. Upon receipt of such final billing, Tenant shall submit payment in full to Landlord within thirty (30) days.

   5.2 Late Fees. If Tenant fails to pay any installment of rent or any other sum payable to Landlord under the terms of this Lease within ten (10) days of when due, Landlord may assess interest on such sum at the lesser of eighteen percent (18%) per annum or the highest legal rate from and after the date on which any such sum shall be due and payable, and such interest, and/or at the option of Landlord a late fee of $50.00, shall be paid by Tenant to Landlord at the time of payment of the delinquent sum; provided, however, nothing charged hereby shall ever exceed the amount that may properly be charged or recovered under the laws of the state in which the Premises are located.

   5.3 Base Rent. (a) Payment of Base Rent shall begin on the Base Rent Commencement Date (as set forth in the Basic Lease Information). If the Base Rent Commencement Date occurs on a day other than the first day of a calendar month, then Base Rent shall be prorated for the balance of that month based upon the actual number of days from the Base Rent Commencement Date through the last day of said calendar month. The amount of each Base Rent Monthly Installment for the entire Term of this Lease shall be as specified in the Basic Lease Information, subject to adjustment pursuant to Paragraph 5.3(b) below.

       (c) In the event of the enactment, adoption or enforcement by any governmental authority of any assessment, levy, or tax, whether sales, use or otherwise, on or with respect to the rentals and charges set forth in this Lease, on or with respect to the right to lease or occupy the Property, the Building, or the Premises, so long as such assessment, levy or tax is not in substitution of or in connection with a reduction of expenses referred to in Section 5.5(a) above, Tenant shall pay such assessment, levy or tax to Landlord or, at Landlord's option, Tenant shall pay such assessment, levy or tax directly to the governmental authority. If such assessment, levy or tax is imposed on or with respect to all of the rentals derived from the Building or the Property, or is imposed on or with respect to the Property as a whole, Tenant shall pay to Landlord Tenant's Proportionate Share of such assessment, levy or tax. Notwithstanding the foregoing, this shall not impose upon Tenant the obligation to reimburse Landlord for any income, gift, inheritance or estate tax as such taxes are now structured.

   5.6 Additional Taxes. If Landlord is assessed additional taxes or if Landlord's present taxes are increased as a result of any value placed on Tenant's leasehold, fixtures, furnishings, goods or services, then immediately upon demand Tenant shall pay to Landlord the amount of said additional tax, or the amount of the increase.

6. SERVICES:

   A. Landlord shall maintain the Common Area in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense.

   B. Landlord shall furnish the Premises with (i) electricity sufficient to provide power for typewriters, personal computers other office machines of similar low electrical consumption; provided, however, Landlord shall not be required to provide electricity required for electronic data processing equipment, special lighting in excess of building standard improvements, and any other item of electrical equipment which (singly) consumes more than .5 kilowatts per hour at rated capacity or requires a voltage other than one hundred twenty (120) volts single phase and if the installation of such electrical equipment requires additional air conditioning capacity above that provided by the building standard improvements, the additional air conditioning installation and operating costs shall be paid by Tenant, (ii) heat and air conditioning to the extent reasonably required for the comfortable occupation of the Premises during reasonable and usual business hours of 8:00 a.m. to 6:00 p.m. weekdays and 8:00 a.m. to 1:00 p.m. on Saturdays (exclusive of state and national holidays) or such shorter period specified or prescribed by any applicable policies or regulations adopted by any utility or government agency, (iii) elevator service, (iv) restroom supplies, (v) janitorial service on a five (5) day/week basis, excluding holidays; provided, however, if tenant improvements are not consistent in quality and quantity with building standard improvements, Tenant shall pay any cleaning and janitorial costs attributable thereto, and (vi) security for the building; provided, however, Landlord shall not be liable to Tenant for any losses, including personal injury and property damage, that may result to Tenant from theft, burglary or intentional conduct on the part of any person or entity, or for damages directly or indirectly resulting therefrom, nor shall the rental herein reserved be abated by reason of (1) the installation, use or interruption of any services, or (2) the failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises, the Building or the Property. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of such services.

   C. It is understood that Landlord does not represent or warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended or reduced by reason of accident or repairs, alterations or improvements necessary to be made, by strikes or by any other cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county or municipal authority or otherwise. Tenant agrees that any such interruption or suspension of services shall never be deemed an eviction or disturbance to Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages or abatement of rent or relieve Tenant of performance of Tenant's obligations under this Lease. Landlord will use its reasonable efforts in the event of a strike to secure parties not involved in the labor dispute to provide minimum services for cleaning restrooms, waste removal, and janitorial services.

   D. Tenant shall notify Landlord of any need for an increase in power usage. Should an increase in usage of power by Tenant be recognized by Landlord in the absence of notice from Tenant, the increased amount of usage shall be deemed to have been initiated the first day of occupancy of the Premises by Tenant.

   E. Whenever heat generating machines or equipment or lighting other than building standard lights, are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operating and maintenance thereof, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant installs lighting requiring power in excess of that required for normal desk-top office equipment or normal copying equipment as determined by Landlord, Tenant shall immediately pay to Landlord for the cost of such excess power as Additional Rent, together with the cost of installing any additional risers or other facilities that may be necessary to furnish such excess power to the Premises. In the event the water usage by Tenant exceeds the normal office use of water for such items as coffeemakers, sinks, dishwashers, refrigerators and icemakers, the cost of such excess water usage shall be paid by Tenant to Landlord upon billing by Landlord. Landlord shall have the right to cause any of the utilities servicing the Premises to be separately metered, in which event the cost of any such utility and the installation of metering equipment shall be paid by Tenant to Landlord upon billing by Landlord.

7 COMPLETION OF IMPROVEMENTS:

   A. Prior to the Lease Commencement Date, Landlord shall complete, construct or install in the Premises the improvements shown on the Approved Working Drawings (as defined in Exhibit "C", attached hereto) upon the terms and conditions set forth in the Leasehold Improvements Agreement (the "Agreement"), attached hereto as Exhibit "C" and made a part hereof for all purposes. The Premises shall be deemed complete and possession delivered to Tenant and accepted by Tenant upon the date Tenant commences occupancy of any portion of the Premises or when Landlord has substantially completed these improvements, whichever occurs first. As used in this Lease and the Agreement, the phrase "substantial completion" shall mean when (i) installation of building standard improvements has occurred, (ii) Tenant has direct access from street to the elevator lobby on the floor where the Premises are located, and (iii) building services are ready to be furnished to the Premises. Substantial completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" or similar corrective work. Landlord shall use its best efforts to advise Tenant of the anticipated date of completion at least 30 days prior to such date, but the failure to give such notice shall not constitute a default by Landlord under this Lease. If Landlord, for any reason whatsoever other than Tenant's Delay (as defined in the Agreement), cannot deliver possession of the Premises to Tenant at the Lease Commencement Date (i) this Lease shall not be void or voidable and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder, (ii) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, (iii) Base Rent shall be waived for the period between the Lease Commencement Date and the time when Landlord can deliver possession, and (iv) the Lease Expiration Date shall be extended for the number of days between the Lease Commencement Date and the time when Landlord can deliver possession. In the event that Landlord shall permit Tenant to occupy the Premises prior to the Lease Commencement Date, such occupancy shall be subject to all of the provisions of this Lease and shall not affect the Lease Expiration Date. Upon Landlord's request, Landlord and Tenant shall execute an acceptance of premises Rider establishing the Lease Commencement Date and confirming the Lease Expiration Date, but this Lease shall not be affected in any manner if either party fails or refuses to execute such Rider. Except as specifically set forth herein, no delay in delivery of possession shall operate to extend the Term of this Lease. Any abatement of rent pursuant to this Article 7 shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Lease Commencement Date.

   B. In the event Tenant does not occupy the Premises, all interior finishing costs, among other amounts owed by Tenant hereunder, shall become due and payable by Tenant upon billing by Landlord.

   C. In the event Landlord provides Tenant any concessions, including, without limitation, rent abatement and/or tenant improvements, Tenant acknowledges, understands and agrees that (i) any concessions are personal to Tenant and shall not be assigned or sublet, in whole or in part, to any assignee or subtenant without the prior written approval of Landlord, and
(ii) Landlord has provided such concessions to Tenant in reliance upon Tenant's warranty that Tenant shall faithfully and timely perform all of the terms and conditions of this Lease. Accordingly, in the event Tenant fails, after written notice to Tenant as required by this Lease, to timely perform any term or condition of this Lease, including, without limitation, the timely payment of rent, any concessions provided to Tenant under this Lease shall be immediately due and payable as Additional Rent without further notice or demand to Tenant.

8. ACCEPTANCE:

   Subject to the terms and provisions of the Agreement attached hereto as Exhibit "C", Tenant acknowledges that it has fully inspected the Premises, and by moving into the Premises or taking possession thereof, Tenant accepts the Premises "As Is", as suitable for the purposes for which the same are leased and in their present condition. Tenant further acknowledges that Landlord has made no warranties or representations with respect to the Property, the Building, the Premises or otherwise or as to either the condition or the suitability of the Premises for the Use and Tenant hereby waives any and all defects with respect thereto. This Lease is, and shall be considered as, the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements have been merged into and are included herein. There are no other representations or warranties between the parties and any reliance with respect to representations is solely upon the representations and agreements contained in this Lease, if any.

9. ASSIGNMENT OR SUBLETTING:

   A. Tenant shall not voluntarily or by action of law transfer, assign, sublet, mortgage or otherwise transfer or encumber all or any part of this Lease or Tenant's interest in this Lease or in the Premises without Landlord's prior written consent (which consent shall not be unreasonably withheld), nor shall Tenant suffer or permit the Premises or any part thereof to be used or occupied by others except Tenant's employees without Landlord's prior written consent. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute a breach of this Lease. Regardless of Landlord's consent, no subletting or assignment or other transfer shall release Tenant of Tenant's obligations, or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant, under this Lease.*

   B. In the event that Tenant is a privately owned corporation, if there shall occur any change in the ownership of and/or power to vote more than 50% of the outstanding capital stock of Tenant without the prior written consent of Landlord, then in addition to any and all other remedies herein provided, Landlord shall have the option to terminate this Lease upon at least thirty
(30) days' notice to Tenant. In the event that Tenant is a partnership, if there shall occur any change in the ownership of and/or power to vote more than 50% of the partnership interests of Tenant without the prior written consent of Landlord, then in addition to any and all other remedies herein provided, Landlord shall have the option to terminate this Lease upon at least thirty (30) days' notice to Tenant.

   C. As a condition precedent to obtaining Landlord's consent to any assignment, subletting or transfer of stock or partnership interests, Tenant shall submit to Landlord with Tenant's request for consent the effective date of the transfer (which must be at least sixty days after the submission date), the name of the proposed assignee, subtenant or transferee, the terms and provisions of the proposed transaction, the proposed use (which must be consistent with the Use provided in the Basic Lease Information), a financial statement, a business history and such other information regarding the proposed assignee, subtenant or transferee as is necessary to demonstrate to Landlord that the proposed assignee, subtenant or transferee has business experience and financial strength and stability equal to or greater than that of Tenant.

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   D. In addition, Tenant shall execute a written agreement with Landlord agreeing to pay to Landlord, as Additional Rent, fifty percent (50%) of all monies or other consideration received by Tenant from its transferee in excess of the amounts owed by Tenant to Landlord under this Lease, which Additional Rent shall be paid to Landlord as and when received by Tenant. In the event Landlord shall consent to a sublease, assignment or transfer, Tenant shall pay Landlord $200.00 for administrative fees incurred in connection with such consent, in addition to any associated legal fees and expenses. Consent by Landlord to one assignment, sublease or transfer shall not be deemed a waiver of Landlord's right to reject future assignments, subleases or transfers.

10. CONDUCT OF BUSINESS:

   Tenant covenants and agrees that, continuously and uninterruptedly from and after Tenant's initial opening for business, Tenant shall operate and conduct within the Premises the business Tenant is permitted to operate and conduct under the provisions of this Lease, except while the Premises are untenable by reason of fire or other casualty. Tenant agrees to conduct Tenant's business at all times in a first class manner consistent with reputable business standards and practices.

11. RULES & REGULATIONS:

   A. Tenant agrees to comply with and observe the rules and regulations set forth on Exhibit "D", attached hereto (the "Rules and Regulations"), and Tenant's failure to keep and observe them shall constitute a default of this Lease. Landlord reserves the right from time to time to amend or supplement the Rules and Regulations, and to adopt and promulgate additional rules and regulations applicable to the Premises and the Property. Notice of such amended and additional rules and regulations shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all rules and regulations and amendments and additions thereto.

   B. Landlord may waive any one or more of the Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Property.

   C. The Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Property.

12. DEFAULTS AND REMEDIES:

   12.1 Defaults. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

       (A) The failure by Tenant to make any payment of Base Rent, Additional Rent or any other payment required to be made by Tenant under this Lease, as and when due and such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant: provided, however, that for each Lease Year during which Landlord has already given Tenant two written notices of the failure to make such payments, no further notice shall be required and an event of default shall automatically occur on the date upon which such payment was due; or

*Tenant may freely sublease, transfer or assign this Lease to any operating subsidiary or affiliated company, provided however, that no such sublease, transfer or assignment shall release Tenant from its obligations hereunder without consent of Landlord.

       (B) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than Paragraph (A) above, and such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; or

       (C) The insolvency of Tenant or the execution by Tenant of an assignment for the benefit of creditors; or

       (D) The filing by or for reorganization or arrangement of Tenant under any law relating to bankruptcy or insolvency; or

       (E) The appointment of a receiver or trustee to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; or

       (F) The abandonment of the Premises by Tenant for a period of seven (7) days or more, or dispossession by process of law or otherwise.

   12.2 Remedies. Upon the occurrence of any event of default, Landlord shall have the right at any time thereafter to pursue any one or more of the remedies set forth in Paragraphs 12.2(A) - (E) below without notice or demand, both of which are hereby waived by Tenant. Pursuit of any one or more of such remedies by Landlord shall not preclude pursuit of any of the other remedies set forth below or any other remedies provided by law, nor shall pursuit of any remedy set forth below constitute a forfeiture or waiver of any rents due to Landlord hereunder or of any damages accruing to Landlord by reason of the Tenant's violation of any of the terms, conditions or covenants herein contained.

       (A) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in rents, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor. Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

       (B) Without terminating this Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises, without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rents therefrom. Tenant agrees to pay to landlord on demand any deficiency that may arise by reason of such reletting.

       (C) Without terminating this Lease, enter upon the Premises without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

       (D) At its option, declare the rents, including Base Rent and any Additional Rent due hereunder, for the entire remaining Term of this Lease and any other indebtedness due and payable without regard to whether or not possession shall have been surrendered to or taken by Landlord, and Landlord may commence action for the recovery of a judgment for such amounts.

       (E) Demand that payments for any rents, whether past due or to become due in the future, be made by certified check, cashier's check or money order.

13. INSURANCE:

   13.1 Tenant's Insurance. Tenant, at Tenant's sole cost and expense, shall obtain and keep in force during the Term of this Lease the following policies of insurance, naming Landlord as an additional insured:

       (A) Comprehensive general liability insurance and personal injury liability insurance, insuring Tenant against liability for injury to persons or damage to property occurring in or about the Premises or arising out of the ownership, maintenance, use or occupancy thereof. Said insurance shall specify a combined single limit of at least $1,000,000 per occurrence;

       (B) All Risk property insurance, including coverage against damage caused by fire, windstorm, explosion, aircraft, vehicles, smoke, riot or vandalism on all of Tenant's personal property, trade fixtures, leasehold improvements and furnishings in the minimum amount of 80% of their replacement cost; and

       (C) Worker's Compensation insurance insuring Tenant from all claims for personal injury, disease and/or death under the worker's compensation laws of the state where the Property is located, in the amounts required by law.

   13.2 Landlord's Insurance. Landlord shall obtain and keep in force during the Term of this Lease fire and extended coverage on the Building. Tenant agrees that it will not store, keep, use, or sell in or upon the Premises, gasoline and related products, firearms, explosives or any other article which may be prohibited by the standard form of fire insurance policy, or which will increase Landlord's insurance cost.

   13.3 Insurance Policies. Insurance required to be obtained by Tenant hereunder shall be by companies rated A- or better in "Best's Insurance Guide", and licensed to do business in the state where the policy is written. Tenant shall furnish Landlord proof of insurance policies within ten (10) days after the execution of this Lease. Such policies shall provide that coverage may not be canceled or reduced without at least thirty (30) days prior written notice first being given to Landlord. If Tenant shall fail to procure and maintain the insurance required under this Lease, Landlord may, but shall not be required to, procure and maintain such insurance, and any amounts paid by Landlord for such insurance shall be Additional Rent, which shall be due and payable by Tenant on the next succeeding date on which a Base Rent Monthly Installment is due.

   13.4 Waiver of Subrogation. As long as their respective insurers so permit without additional premium, Tenant and Landlord each waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other for loss or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured under any insurance policy in force at the time of such loss or damage. In addition, Tenant shall cause the insurance company issuing Tenant's liability and worker's compensation insurance to include in the respective policy or certificate, or by way of separate endorsement thereto, a waiver of subrogation provision for the benefit of Landlord.

14. NO PERSONAL LIABILITY OF LANDLORD:

   "Landlord", as used in this Lease insofar as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Premises at the time in question. In the event of any transfer of title, the Landlord named herein shall automatically be related and discharged from and after the date of such transfer or conveyance of and from all personal liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds of Tenant in the hands of such landlord at the time of such transfer shall be turned over to the grantee. Notwithstanding the foregoing, except as specifically set forth in
Article 15 below, Tenant shall look solely to the estate and property of Landlord in the Property of which the Premises are a part for the satisfaction of Tenant's remedies for collection of a judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord of any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other property or assets of Landlord, its partners, shareholders or agents shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's damages or remedies.

15. HOLD HARMLESS:

   Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, liabilities, damages and costs, including attorneys' fees, incurred by Landlord which may arise from Tenant's use of the Premises or from the conduct of its business or from any activity, work or things which may be permitted or suffered by Tenant in, on or about the Premises, and shall further indemnify, defend and hold Landlord harmless from and against any and all claims, liabilities, damages and costs, including attorneys' fees, incurred by Landlord which may arise from any breach or default in the performance of any obligation on Tenant's part under this Lease or which may arise from any negligence of Tenant or any of Tenant's agents, representatives, customers, employees or invitees. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, liabilities, damages and costs, including attorney's fees, incurred by Tenant which may arise from any gross negligence or willful misconduct by Landlord or Landlord's agents, representatives, customers, employees or invitees in, on or about the Premises.

16. ACCESS TO PREMISES:

   Landlord, Landlord's agents, representatives and designees shall have the right to enter the Premises upon reasonable prior notice (but in no event less than 24 hours prior notice) from Landlord (except in the event of an emergency and normal maintenance, janitorial and security services, in which event no prior notice is required), at any time to examine and inspect the same, or to make such repairs, additions or alterations as Landlord may deem necessary or proper for the safety, improvement or preservation thereof. Landlord shall also have the right to enter the Premises during Tenant's regular business hours, upon reasonable prior notice (but in no event less than 24 hours prior notice) from Landlord, to exhibit same to prospective purchasers, mortgagees, lessees and tenants.

17. ALTERNATIONS:

   17.1 Alterations by Landlord. The Property and common areas are at all times subject to the exclusive control and management of Landlord. Without limiting the generality of the foregoing, Landlord has the right to do and perform such acts in and to the Property, in the use of Landlord's good business judgment and without materially interfering with the operation of Tenant's business at the Premises, that Landlord determines to be advisable for the more efficient and proper operation of the Property, including, but not limited to, the following:

       (A) Obstruct or close off all or any part of the Property for the purpose of maintenance, repair or construction;

       (B) Use any part of the common area for merchandising, display, decorations, entertainment, and structures designed for retail selling or special features or promotional activities;

       (C) Change area, level, location, arrangement or use of the Property or any part thereof;

       (D) Construct other buildings, structures or improvements on the Property and make alterations thereto, additions thereto, subtractions therefrom, or rearrangements thereof, build additional stories on any building, and construct additional buildings or facilities adjoining or proximate to the Property; and

       (E) Construct multiple deck, elevated or underground parking facilities, and expand, reduce or alter same in any manner whatsoever.

   17.2 Alterations by Tenant. Tenant shall not make any structural, mechanical, interior or other alterations in any portion of the Premises, or any non-structural alterations, without first obtaining the written consent of Landlord. All alterations, additions and improvements provided for herein shall become, upon completion thereof, the property of Landlord; provided, however, upon termination of tenant's right to possession of the Premises, if Landlord elects at Landlord's sole option, Tenant shall promptly remove all alterations, additions and improvements and any other property placed in the Premises by Tenant and Tenant shall be responsible for restoring the Premises to its original condition, normal wear and tear excepted, and for any damage caused by such removal.

18. REPAIRS AND MAINTENANCE:

   18.1 Landlord's Obligations. Landlord shall keep in good order, condition and repair the structural portions of the Buildings and those portions of the Property not occupied or leased by any tenant, and all costs incurred by Landlord in making such repairs or performing such maintenance shall be Operating Expenses as defined in Article 5.5 of this Lease, provided that Landlord shall have no obligation to perform any act which is the obligation of Tenant or any other tenant in the Building. Tenant expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition or repair. Landlord shall comply with the Americans With Disabilities Act (the "ADA"), and specifically "Title III: The Provisions Governing Public Accommodations and Services Operated by Private Entities" of the ADA, and all amendments thereto and any standards and regulations issued thereunder, but only to the extent applicable to and affecting the Building, with respect to those portions of the Building for which it is responsible to maintain and repair under the terms and provisions of this Lease and which are within its control. Any penalty or damage assessed against Tenant by reason of the failure of Landlord to comply with this paragraph shall be paid by landlord, and any such failure shall be rectified by Landlord at its own expense.

   18.2 Tenant's Obligations. Tenant, at Tenant's sole cost and expense, shall keep in good order, condition and repair the Premises and every part thereof including, without limitation, all plumbing and sewer lines to the point where they intersect with common lines, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors and plate glass located within or upon the Premises. All repairs made by Tenant shall be at least of the same quality, design and class as that of the original work. Tenant shall comply with the ADA, and specifically "Title III: The Provisions Governing Public Accommodations and Services Operated By Private Entities" of the ADA, and all amendments thereto and any standards and regulations issued thereunder, but only to the extent applicable to and affecting the Building, with respect to those portion of the Building and the Premises for which it is responsible to maintain and repair under the terms and provisions of this Lease and which are within its control. Any penalty or damage assessed against Landlord by reason of the failure of Tenant to comply with this paragraph shall be paid by Tenant, and any such failure shall be rectified by Tenant at its own expense. If Tenant refuses or neglects to make repairs and/or to maintain the Premises or any part thereof in a manner reasonably satisfactory to Landlord, Landlord shall have the right, but not the obligation, upon giving Tenant five (5) days (or in the case of emergency, twenty-four hours) written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. Such work shall be paid for by Tenant, as Additional Rent under this Lease, promptly upon receipt of a bill for such work.

   18.3 Surrender. On the last day of the Term of this Lease, or on any sooner termination or date on which Tenant ceases to possess the Premises, Tenant shall surrender to Landlord (i) the Premises in good and clean condition, ordinary wear and tear excepted, and (ii) the keys to the Premises. Prior to such surrender, Tenant shall repair any damage to the Premises occasioned by Tenant or Tenant's removal of trade fixtures, furnishings and equipment, which repair shall include the patching and filling of holes and repair of structural damage.

19. LIENS:

   Tenant shall not cause any liens of any kind to be placed upon the Premises or the Property. Subject to the performance of Landlord's duties and obligations under Section 7 of this Lease, if any lien is placed upon the Premises or the Property as a result of any work done for or on behalf of Tenant, or as a result of any goods or services sold or rendered to Tenant or otherwise, then Tenant shall, within ten (10) days after the imposition of the lien, cause said lien to be removed, at Tenant's sole cost and expense. If at any time Tenant either desires to or is required to make repairs or alterations in accordance with this Lease, Landlord may require Tenant, at Tenant's sole cost and expense, to obtain and provide to Landlord lien waivers and/or a completion bond (or such other applicable bond as determined by Landlord) in an amount equal to one and one-half times the estimated cost of such improvements to insure Landlord against liability arising out of such repairs or alterations, including, without limitation, liability for mechanics' and materialmen's liens, and to insure completion of the work.

20. DAMAGE OR DESTRUCTION:

   20.1 Lease Termination.

       (A) If the Building or the Premises is damaged or destroyed to the extent of fifty percent (50%) or more of its reasonable market value prior to the time of said damage or destruction, Landlord may terminate this Lease as of the date of the occurrence.

       (B) If the Building or the Premises is damaged or destroyed to the extent of less than fifty percent (50%) of its reasonable market value prior to the time of said damage or destruction, but the Building cannot, in the sole judgment of Landlord, be operated economically as an integral unit, then Landlord may terminate this Lease as of the date of the occurrence.

       (C) If the Premises is damaged or destroyed within the last thirty-six
   (36) months of the Term of this Lease or any extension thereof, to the extent that Tenant cannot carry on Tenant's business and Landlord fails to restore the Premises within ninety (90) days of such damage or destruction, then Tenant may terminate this Lease as of the date of the occurrence.

       20.2 Repair or Restoration. If Landlord elects to repair or restore the Premises to the same condition as existed before such damage or destruction, Landlord shall proceed with reasonable dispatch to perform the necessary work. However, notwithstanding anything in this Lease to the contrary, if the cost of repair or restoration exceeds any insurance proceeds available for such work, Landlord may terminate this Lease unless Tenant shall, after notice of the amount of deficiency, pay to Landlord that deficiency. Upon Landlord's election to repair or restore the Premises, the Base Rent and the Additional Rent shall be abated until such work is completed, but Landlord shall not be liable to Tenant for any delay which arises by reason of labor strikes, adjustments of insurance or any other cause beyond Landlord's control, and in no event shall Landlord by liable for any loss of profits or income. If fire or other casualty causing damage to the Premises or other parts of the Building shall have been caused by the negligence or misconduct of the Tenant, its agents, representatives, employees, or of any other person entering the Premises under express or implied invitation of Tenant, such damage, at the option of Landlord, may be repaired by Landlord at the expense of Tenant despite contrary provisions appearing in this Lease and in such event there shall be no abatement of rent as set forth in the preceding sentence.

21. CONDEMNATION:

   If the Premises, in whole or in part, shall be taken by right of eminent domain for public purposes or should be sold by Landlord under the threat of the exercise of such power, then this Lease, at the option of Landlord, shall terminate and the Base Rent and any Additional Rent shall be properly apportioned to the date of such taking, and the Landlord shall receive the entire award for the lands and improvements so taken, or the entire amount of any payment made under the threat of the exercise of the power of eminent domain, and Tenant shall have no claim for the value of any portion of its leasehold estate so terminated or otherwise. If less than a substantial portion of the Premises shall be taken, this Lease shall not terminate and Landlord, at its sold expense, shall promptly restore and reconstruct the Premises to the extent necessary for the Premises to be reasonably suitable for the uses for which the Premises are leased, but in no event shall Landlord be required to expend any amount greater than the amount received by Landlord as compensation for the portion of the Premises taken by the condemnor. Tenant's rental obligations during the unexpired portion of this Lease shall be adjusted proportionately to reflect the Rentable Area in the Premises remaining, as of the date on which the condemning authority takes title or possession.

22. FORCE MAJEURE:

   In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, inability to procure materials, loss of utility services, restrictive governmental laws or regulations, riots, insurrection, war, acts of God, or other reason of a like nature not the fault of or under the control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Article 22 shall not operate to excuse Tenant from the prompt payment of Base Rent, any Additional Rent or any other charges under this Lease.

23. SUCCESSION TO LANDLORD'S INTEREST:

   23.1 Attornment. Tenant shall attorn and be bound to any of Landlord's successors and assigns under all terms, covenants and conditions of this Lease for the balance of the remaining Term of this Lease.

   23.2 Subordination. This Lease shall be subordinate to the lien of any mortgage or security deed or the lien resulting from any other method of financing or refinancing now or hereafter in force against the Property, any portion thereof, or upon any buildings hereafter placed upon the land of which the Premises are a part, and to any and all advances to be made under such mortgages, and all renewals, modifications, extensions, consolidations and replacements thereof. The aforesaid provisions shall be self-operative and no further instrument shall be required to evidence such subordination. Within ten (10) days after written notice to do so, Tenant covenants and agrees to execute and deliver such further instrument(s) subordinating this Lease on the foregoing basis to the lien of any such mortgage(s) as shall be desired by Landlord and any mortgagees or proposed mortgagees, and if Tenant fails to do so, Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver such instrument(s).

   23.3 Estoppel Certificate. Within ten (10) days after request therefor by Landlord or any mortgagee, or in the event that upon any sale, assignment or hypothecation of the Premises and/or the land thereunder by Landlord an estoppel certificate shall be required from Tenant, Tenant agrees to deliver in recordable form a certificate (in form and substance satisfactory to Landlord) to any proposed mortgagee or purchaser, or to Landlord, certifying that, among other things, this Lease is unmodified and in full force and effect (or if modified, the same is in full force and effect as modified, and stating the modifications), that there are no defenses or offsets thereto (or stating those claimed by Tenant), the amount of the Security Deposit, the dates to which Base Rent and Additional Rent under this Lease have been paid, and such other matters and items reasonably required by any proposed mortgagee or purchaser or Landlord.

24. SURRENDER OF PREMISES, HOLDOVER:

   At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as when tendered by Landlord, reasonable wear and tear and insured casualty excepted, and in broom clean condition. Tenant shall promptly repair any damage to the Premises caused by the removal of any furniture, trade fixtures or other personal property placed in the Premises. If Tenant holds over at the end of the term of this Lease without Landlord's written consent, Tenant shall pay Landlord as liquidated damages a sum equal to twice the Base Rent, Additional Rent and other charges to be paid by Tenant to Landlord under this Lease for all the time Tenant shall so retain possession of the Premises; provided that the exercise of Landlord's rights under this clause shall not be interpreted as a grant of permission to Tenant to continue in possession.

25. PARKING:

   A. The parking areas, or designated portions thereof, (i) shall be available for the use of tenants of the Property and, to the extent designated by Landlord, the employees, agents, customers and invitees of said tenants, and (ii) shall be subject to the rules, regulations, charges, and rates as set forth by the Landlord from time to time. However, Landlord may restrict parking for the Tenant and other tenants of the Property and their employees and agents to certain portions of the parking areas, and may designate other areas to be used at large only by customers and invitees of the Property. Notwithstanding anything contained in this Lease to the contrary, Landlord reserves the right from time to time to make reasonable changes in, additions to and deletions from the parking areas and the purposes to which the same may be devoted, and the use of parking areas shall at all times be subject to rules and regulations as may be promulgated by Landlord provided that Landlord shall not reduce Tenant's parking rights as described above (although it may change the locations thereof).

   B. Landlord or its agents (if Landlord has delegated such privileges) shall have the right to remove or cause to be removed any vehicles of Tenant, its employees or agents, that are parked in violation of this Lease or the Rules and Regulations, without liability of any kind to Landlord, its agents or employees, and Tenant agrees to hold Landlord harmless from and defend it against any and all claims, losses, or damages asserted or arising with respect to or in connection with the removal of any such vehicles. Tenant shall from time to time upon request of Landlord supply Landlord with a list of license plate numbers of all vehicles operated by its employees and agents who are to have parking privileges hereunder. Landlord may, as a part of the regulations promulgated by Landlord, require that Tenant cause an identification sticker issued by Landlord to be affixed to all vehicles of Tenant and its employees or agents who are authorized to park in the parking areas.

26. HAZARDOUS SUBSTANCES:

   Tenant, at its sole cost and expense, shall fully, diligently and promptly comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of all federal, state or local authorities (collectively, "Applicable Laws") in connection with Tenant's use, operation and maintenance of the Premises, to ensure that the Premises are not contaminated with any substance or material currently identified by any Applicable Laws to be toxic or hazardous, including without limitation, any asbestos, pcb, radioactive substance, methane, volatile hydrocarbons, industrial solvents, or any other material or substance which has in the past or could at any time in the future cause or constitute a health, safety, or environmental hazard to any person or property (collectively, "Hazardous Substance"). Tenant will not cause to occur any discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products or Hazardous Substance (a "Spill") at, under or within the Premises or otherwise violate any Applicable Laws. Tenant will not be involved in operations which could lead to the imposition of any liability or lien on any person or any lessor of the Premises under any applicable federal, state or local statute, rule or regulation. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises. Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands that may in any manner arise from or be imposed because of the failure of Tenant to comply with this Section 27 ("Costs") and Tenant shall indemnify, protect, hold harmless and defend Landlord from and against the Costs.

27. MISCELLANEOUS:

   27.1 Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and all other terms, covenants or conditions of this Lease shall be valid and be enforced to the fullest extent permitted by law.

   27.2 Successors and Assigns. Except as otherwise provided herein, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

   27.3 Waiver. The waiver by Landlord of any breach of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition for any subsequent breach of the same or any other term, covenant or condition contained in this Lease. The subsequent acceptance of rent by Landlord under this Lease shall not be deemed to be a waiver of any preceding breach by Tenant by any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing by landlord.

   27.4 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement of statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease or otherwise.

   27.5 Attorney's Fees. In the event any action is commenced for any breach of any covenant, condition or agreement herein contained, the prevailing party in such action shall be entitled to receive all costs incurred in such action, including, without limitation, all reasonable attorneys' fees.

   27.6 Time is of the Essence. Time is of the essence of this Lease.

   27.7 Broker's Commission. Tenant warrants that it has had no dealing with any broker or agent in connection with this Lease except as designated in the Basic Lease Information, and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof. In no event shall Landlord by liable to any such broker for the payment of any fees or commissions.

   27.8 No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

   27.9 Entire Agreement. This Lease and the Exhibits and Riders, if any, attached hereto and forming a part hereof, se forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are set forth in this Lease, the Exhibits and Riders attached hereto. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

   27.10 Applicable Law. The validity, performance and enforcement of this Lease shall be governed by the laws of the state in which the Property is located.

   27.11 Notices. Whenever provision is made for any demand, notice or declaration of any kind under this Lease, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and sent by certified mail, return receipt requested, postage prepaid, to the address set forth in the Basic Lease Information, or to such other address as may be given by a party to the other by proper notice hereunder. The date on which the certified mail is deposited with the United States Postal Service shall be the date on which any proper notice hereunder shall be deemed given.

   27.12 Quiet Enjoyment. Landlord warrants that Tenant, on payment of the sums due hereunder and performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, shall peacefully and quietly have, hold and enjoy the Premises during the Term of this Lease and any extension or renewal hereof.

   27.13 Compliance with Law. Tenant shall comply with all present and future laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisance in, upon or connected with the Premises, all at Tenant's sole cost and expense.

   27.14 Superior Law. If any provision of this Lease is ever in conflict with any applicable law or regulation, either now in effect or hereafter adopted, said law or regulation shall control.

   27.15 Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Tenant under this Lease and said guarantor shall execute the Lease Guaranty in form and substance satisfactory to Landlord.

   27.16 Exhibits/Riders. The Exhibits/Riders listed in the Table of Contents are attached hereto and by this Article made a part hereof for all purposes.

   27.17 Execution of Lease. The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant. If Tenant is a partnership or corporation, Tenant shall furnish Landlord with such evidence as Landlord reasonably requires to evidence the binding effect on Tenant of the execution and delivery of this Lease.

   27.18 Confidentiality. As a material part of the consideration for the agreements on the part of the Landlord contained herein, Tenant agrees for itself and its employees, agents, legal representatives, successors and assigns, that the terms and conditions of Tenant's leasing of space in the Property shall be maintained in confidence and not disclosed to any third persons (other than Tenant's accountants, attorneys and others within Tenant's organization with a similar need to know) including other current (or prospective) tenants of the Property and real estate agents.

IN WITNESS WHEREOF, the parties have subscribed their respective signatures in execution hereof, on the day and year written.

LANDLORD:                               TENANT:
Hallwood Real Estate                    U.S. Franchise Systems, Inc.
Investors Fund XV,

a Delaware General Partnership
*
By: /s/ Richard D. Stilovich            By: /s/ Michael A. Leven

    Name: Richard D. Stilovich              Name: Michael A. Leven

    Title: Regional Director                Title: Chief Executive Officer

                                        Date:             9/26/95
Date:              9/27/95

                                              Signed in the presence of:
      Signed in the presence of:
                                              Witness:
      Witness: /s/ Robin [UNREADABLE]

                                              Title:
      Title: A.A.

*BY: Hallwood Management Company, as Agent

                                  Exhibit "A"

                                 The Premises
                                 (Floor Plan)

                           [Diagram of Floor Plan]

                                  Exhibit "C"

                       Leasehold Improvements Agreement

   This Leasehold Improvements Agreement (this "Agreement)) is made a part of that certain Office Lease Agreement (the "Lease), executed concurrently herewith by and between Hallwood Real Estate Investors Fund XV ("Landlord") and U.S. Franchise Systems, Inc. ("Tenant"), and constitutes the entire agreement of Landlord and Tenant with respect to the construction and completion of the Premises described in the Lease. In the event of a conflict between the provisions of this Agreement and other provisions of the Lease, the provisions of this Agreement will control. Terms defined in the Lease, when used herein, shall have the same meanings as are ascribed to them in the Lease.

   1. Premises Condition. Since the Premises have been occupied by a previous tenant, Tenant hereby agrees to accept the Premises in its "as is" condition, subject to the installation of any improvements identified below.

   2. Space Plan. Tenant shall deliver to Landlord a space plan showing the configuration of the leasehold improvements that Tenant desires to have constructed in the Premises. The space plan and any revisions thereto shall be prepared at Tenant's sole cost and expense and shall be subject to the written approval of Landlord, which approval may be granted or withheld at the sole discretion of Landlord. If Tenant employs a consultant, such as an architect, engineer, interior designer or decorator, whether in connection with Tenant's space plan or the working drawings referred to below, Tenant shall be responsible for coordinating the consultant's work with Landlord and shall also be responsible for any delays resulting from any lack of coordination or the consultant's lack of responsiveness, and any other delays caused by the consultant. Landlord reserves the right to approve any such consultant; such approval may be conditioned upon the payment of the reasonable costs associated with updating the Building's master plans to incorporate Tenant's working drawings.

   3. Working Drawings. After Tenant's proposed space plan and any revisions thereto have been approved by Landlord, Tenant shall deliver to Landlord proposed working drawings for the fixed leasehold improvements to be constructed in the Premises based upon the space plan approved by Landlord. The working drawings shall consist of any and all architectural, electrical, mechanical, plumbing, structural and communication/security drawings and written specifications necessary to permit Landlord to construct the fixed leasehold improvements. The working drawings and any revisions thereto shall be prepared at Tenant's sole cost and expense, in accordance with the Landlord approved space plans, and shall be subject to the written approval of Landlord. Landlord's review of the proposed space plan or such working drawings shall not constitute any representation, warranty or agreement of Landlord as to the adequacy, efficiency, performance or desirability of the space plan, working drawings or contemplated leasehold improvements, or the compliance of the working drawings or the leasehold improvements with the space plan or any applicable laws, ordinances, codes, rules or regulations. The working drawings and revisions thereto approved by Landlord are hereinafter referred to as the "Approved Working Drawings".

   4. Schedule and Delays. Tenant acknowledges that in order for Tenant's leasehold improvements to be substantially completed and for the Premises to be ready for occupancy by Tenant on or before the Lease Commencement Date stated in the Lease, the space plan desired by Tenant must be submitted to Landlord on or before N/A, 199 , and the working drawings for the leasehold improvements contemplated by the space plan must be submitted to Landlord on or before N/A, 199 (jointly the "Submission Dates"). Landlord agrees to notify Tenant within ten (10) business days after its receipt of any material delivered by Tenant pursuant to this Agreement whether the material is approved by Landlord. Accordingly, Tenant acknowledges and agrees that in order for Tenant's leasehold improvements to be substantially completed and for the Premises to be ready for occupancy on or before the Lease Commencement Date, Tenant's proposed space plan and proposed working drawings must be submitted to Landlord on or before the applicable Submission Dates. Tenant further acknowledges that the Lease Commencement Date shall not be extended on account of a delay in the substantial completion of the leasehold improvements if the delay is due to any of the following (referred to herein and in the Lease, individually or collectively as "Tenant's Delay"):

       (a) Tenant's failure to submit its proposed space plan and proposed working drawings on or before the applicable Submission Dates;

       (b) Tenant's failure to submit a space plan and/or working drawings that are acceptable to Landlord;

       (c) Any delay caused by any of Tenant's consultants;

       (d) Any delay due to revisions of Tenant's space plan or proposed working drawings and the Approved Working Drawings and any delay due to a change reflected in a Change Order; or

       (e) Any other delay that is the responsibility of Tenant under this Agreement or otherwise.

If Landlord objects to any aspect of Tenant's proposed space plan or working drawings or any revision thereto, Landlord shall notify Tenant in writing within ten (10) business days after Landlord's receipt of the material submitted by Tenant and shall specify the aspects of the material to which Landlord objects. If Landlord fails to notify Tenant of Landlord's approval of such material prior to the expiration of such ten (10) business-day period, it shall be deemed that Landlord has disapproved of the material in question.

   5. Cost Estimate. Within fifteen (15) days after Landlord approves Tenant's proposed working drawings, Landlord shall advise Tenant of Landlord's estimate of the total cost that Tenant must pay in order for Landlord to construct Tenant's leasehold improvements in accordance with the Approved Working Drawings. If the cost proposed by Landlord is satisfactory to Tenant, Tenant and Landlord shall execute a written confirmation to that effect. The confirmation shall constitute an authorization by Tenant for Landlord to proceed with construction of the leasehold improvements contemplated by the Approved Working Drawings. All of the work required by the Approved Working Drawings (the "Work") will be performed by one or more contractors approved and engaged by Landlord. If Tenant is not satisfied with the proposed cost, Tenant shall so notify Landlord in writing and shall either revise the scope of the Work by modifying Tenant's space plan and Approved Working Drawings, or shall ask Landlord to solicit bids from three
(3) additional contractors who are approved by Landlord for the performance of construction work in the Building. If one of the three bids is lower than the cost proposed initially by Landlord, Landlord and Tenant shall execute a written confirmation approving the reduced cost and Landlord shall proceed to construct the leasehold improvements for the agreed cost. The cost of the Work agreed upon by Landlord and Tenant pursuant to this Paragraph 5, as affected by any Change Order accepted by Tenant as provided below, is hereinafter referred to as the "Agreed Cost". Any delay in the substantial completion of the Work that is due to change in the scope of the Work or the completion of the bidding process to arrive at an Agreed Cost shall be the responsibility of Tenant.

   6. Change Orders. In the event Tenant desires any changes to the Approved Working Drawings, Tenant shall submit the proposed changes to Landlord for Landlord's approval. If any proposed change is acceptable to Landlord, Landlord shall prepare and submit to Tenant a change order (a "Change Order") setting forth, among other things, any increase or decrease in the Agreed Cost as a result of the change sought by Tenant, specifically including, without limitation, any change in the cost of the Work, changes in the contractor's fees, architectural and engineering fees, Landlord's construction coordination fee, and any increased cost due to delays in construction of any aspect of the Work on account of the change sought by tenant. The Change Order shall also set forth the anticipated delay, if any, in the substantial completion of the leasehold improvements on account of the change sought by tenant. If Tenant fails to execute and approve the Change Order within five (5) business days following delivery of the Change Order by Landlord to Tenant, Tenant shall be deemed to have withdrawn the proposed change and it shall not be implemented by Landlord. If Tenant executes the Change Order within the five (5) business-day period, Landlord shall implement the change and the Agreed Cost shall be adjusted as set forth in the Change Order.

   7. Tenant Payments; Construction Coordination Fee. Tenant shall pay the Agreed Cost for construction of the leasehold improvements in monthly installments as the Work progresses, each such installment to be paid by Tenant within three (3) days after Tenant's receipt from Landlord of an invoice for the amount due on account of construction during the preceding month, together with a copy of the contractor's bill to Landlord substantiating the amount due. However, to the extent provided in Paragraph 10 below, Tenant shall have the right to use the construction Allowance (hereinafter defined) as a credit against the installments of the Agreed Cost payable by Tenant. In the event the estimate of the Agreed Cost exceeds the Allowance or Tenant requests a Change Order which results in an increase in the Agreed Cost in excess of the Allowance, Tenant shall deposit such additional funds with Landlord and Landlord shall advance such funds as the Work progresses prior to the Landlord advancing any of the Allowance. In addition, Tenant shall pay to Landlord in monthly installments as the Work progresses, a construction coordination fee equal to ten percent (10%) of the Agreed Cost.

   8. Occupancy of the Premises. The Term of the Lease and Tenant's rental obligations under the Lease will commence upon the Lease Commencement Date set forth in the Lease except as otherwise expressly provided herein or in the Lease. Subject to any delays that are the responsibility of Tenant, Landlord shall cause all of the Work to be completed on or before the Lease Commencement Date set forth in the Lease, subject to Tenant's Delays, delays caused by force majeure and subject to the provisions of Paragraphs 7 and 8 of the Lease. Tenant agrees that upon substantial completion of the Work, Tenant will occupy and accept the Premises, subject to any incomplete or defective work described on a punch list prepared by Landlord and approved by Tenant prior to occupancy. Only one punch list will be prepared prior to Tenant's occupancy of the Premises. Tenant shall not enter into possession of the Premises prior to substantial completion without Landlord's written consent, which consent may be granted or withheld at the sole discretion of Landlord. In the event Tenant takes possession of all or any portion of the Premises with Landlord's consent prior to substantial completion of the Premises, without limitation of Landlord's other rights and remedies, Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all loss, cost, expense, damage, claim, action and liability that Landlord may ever suffer or incur or have asserted against it on account of any loss of or damage to property (whether owned by Landlord, Tenant or any third party) or injury or death of any person that occurs prior to the date of substantial completion, whether due to the negligence of Landlord or Tenant, or their respective employees, agents or contractors.

   9. Defaults. The Agreed Cost and any other sums payable by Tenant to Landlord under this Agreement shall constitute Additional Rent under the Lease. In the event Tenant shall fail to pay any amount of such Additional Rent when due, and any such failure continues for a period of five (5) days after written notice of such failure is issued by Landlord to Tenant, then such failure shall constitute an event of default under the Lease and hereunder and Landlord shall have the right to exercise all of its rights and remedies under the Lease and under applicable law. In no event shall any termination of the Lease by Landlord relieve Tenant of Tenant's obligation to pay to Landlord the Agreed Cost and any other sums payable by Tenant hereunder.

   10. Landlord agrees, at its own expense, to provide the following improvements to the Premises:

       A. Recarpet the Premises with Tenant's choice of color from Landlord's building standard selection.

       B. Repaint all prior painted walls with color of Tenant's choice from Landlord's standard selection.

       C. Install new entrance door.

       D. Rekey the Premises and provide Tenant door sign.

       E. Install all new ceiling tiles to the Premises.

   11. Landlord hereby grants Tenant the right to relocate into larger Premises within Corporate Square, subject to availability, during the entire lease term. Terms and conditions on the larger Premises shall be negotiated at that time.

   12. Tenant shall provide a Letter of Credit for a period of three (3) years after the Lease Commencement Date in the amount of $50,000 as additional security hereunder. Such Letter of Credit shall include terms mutually agreeable to Landlord and Tenant but shall provide that Landlord may draw upon such Letter in the event of a default (after full opportunity to cure) hereunder or if such Letter of Credit is not renewed in year two (2) and year three (3) by the date which is sixty (60) days prior to the first and second anniversary of this Lease Commencement Date, respectively. Tenant shall provide proof of renewal to Landlord.

                                  EXHIBIT "D"
                              Rules and Regulations

   1. No Tenant shall allow the Premises to be used for lodging, nor shall cooking be done or permitted by any Tenant on the Premises; except, use by the Tenant of insurance underwriters' laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or microwave ovens or similar appliances installed for occasional use by Tenant's employees or invitees shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

   2. Neither Tenant, its agents nor its employees shall solicit business in the parking area or other common areas, nor shall Tenant, its agents or its employees, distribute or display any handbills or other advertising matter in or on automobiles or other vehicles parked in the parking area, or in other common areas. If any such materials are distributed, Tenant shall pay Landlord for the cost of cleanup.

   3. No aerial antenna, satellite dish or similar device shall be erected on the roof or exterior walls of the Building or on the grounds, without the prior written consent of Landlord. Any such device so installed without such consent shall be subject to removal without notice at any time, without liability to the Landlord therefor; costs incurred by Landlord for such removal shall be paid by Tenant.

   4. No loudspeakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord.

   5. No Tenant shall use or keep or permit to be used or kept any foul or obnoxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive of objectionable to Landlord or to other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other Tenants or those having business therein.

   6. The plumbing facilities, including fixtures and appliances, shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be deposited therein. The expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by the Tenant whose employees, agents or invitees shall have caused same. Tenant shall be responsible for all private sanitary sewer lines up to the point they connect with a common sanitary sewer line, whether or not such lines or point are located within the Premises.

   7. Tenant's access to the roof is limited to maintenance of equipment installed with Landlord's approval and inspections for damage to that equipment. Neither Tenant nor its agents or employees shall enter upon the roof at any time without the express prior approval of Landlord.

   8. Tenant and its employees shall park their motor vehicles only in those parking areas designated for that purpose by Landlord, and Tenant shall provide Landlord with a list of its employees' automobile or motor vehicle license tag numbers. If Tenant and/or its employees are in violation of this rule, Landlord shall have the right to tow said automobile or vehicle at Tenant's expense.

   9. No Tenant shall use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment, without Landlord's prior written approval.

   10. Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name and street address of the Building.

   11. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord, and such items shall be installed as instructed by landlord.

   12. Should a Tenant require telegraphic, telephonic, annunciator or any other communication service, the Landlord will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except as the Landlord shall direct.

   13. The Landlord has the right to evacuate the Building in event of emergency or catastrophe.

   14. Tenant agrees not to allow or keep any animals or pets of any kind on the Premises, except those guide dogs which are for the direct purposes of aiding and assisting the visually impaired.

   15. The requirements of the Tenants will be attended to only upon application by telephone or in person at the office of Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

   16. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by any of the Tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.

   17. No sign, placard, picture, name, advertisement or notice, visible from the exterior of any Tenant's business shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

   18. Tenant shall not allow a fire or bankruptcy sale or any auction to be held on the Premises or allow the Premises to be used for the storage of merchandise held for sale to the general public.

   19. No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness. Janitor services will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

   20. Landlord will furnish each Tenant free of charge with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. No Tenant shall have any keys made. No Tenant shall alter any lock or install a new or additional lock or any bolt on any door of its Premises without the prior written consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Each Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to Tenant.

   21. No tenant shall use any method of heating or air conditioning other than that supplied by Landlord.

   22. Landlord reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Sundays, legal holidays and on Saturdays any person who, in Landlord's sole opinion, has no legitimate business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

   23. The directory of the Building will be provided for the display of the name and location of Tenants. Any additional name which Tenant shall desire to place upon said directory must first by approved by landlord in writing, and, if so approved, a charge will be made therefore.

   24. Each Tenant shall see that the doors of its Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall make good all losses or injuries sustained by other tenants or occupants of the building or Landlord. All Tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

   25. Except with the prior written consent of Landlord, no Tenant will sell, or permit the sale at retail, of newspapers, magazines, periodicals, theatre tickets or any other goods or merchandise to the general public in or on the Premises, nor shall any Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any Tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such Tenant's lease.

   26. Landlord shall designate the time and how all office equipment, furniture, appliances and other large objects or property ("Equipment") shall be moved in and/or out of the Building. The persons employed to move such Equipment in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all Equipment brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such Equipment from any cause, and all damage done to the Building by moving or maintaining such Equipment shall be repaired at the expense of Tenant. Tenant agrees to coordinate all moving activities of Equipment in and out of the Building with Landlord or Landlord's agent, and to use the services of an insured professional moving company. Tenant acknowledges that any attempts to bring in or take out any Equipment from the

Building without prior written approval of Landlord or Landlord's agent will be prevented by the on-site security guard.

   27. Hand trucks shall not be used in any space or public halls of the Building, either by any Tenant or others, except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve, and shall not be placed in any elevators servicing the Building other than designated freight elevators. No other vehicles of any kind shall be brought by any Tenant into the Building or kept in or about the Premises.

   28. Each Tenant shall store all its trash and garbage within its Premises. No material shall be placed in the trash boxes, receptacles or common areas if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash ordinance governing such disposal. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.